CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 30, 1999, relating to the financial statements and financial highlights which appears in the August 31, 1999 Annual Report to Shareholders of Templeton Growth Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

                              /s/PRICEWATERHOUSECOOPERS LLP

New York, New York
December 15, 1999